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Eaton Vance Floating-Rate Income Trust

Eaton Vance Senior Floating-Rate Trust

Eaton Vance Senior Income Trust

Eaton Vance New York Municipal Income Trust

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Investor Contact: (800) 262-1122

FOR IMMEDIATE RELEASE

Eaton Vance Closed-End Funds Announce Institutional Shareholder Services, Inc.’s Recommendation to Approve the Funds’ Investment Advisory Agreements

BOSTON, MA, January 6, 2021 — Eaton Vance Floating-Rate Income Trust, Eaton Vance New York Municipal Income Trust, Eaton Vance Senior Floating-Rate Trust and Eaton Vance Senior Income Trust (each, a “Fund” and, collectively, the “Funds”) announced today that Institutional Shareholder Services, Inc. (“ISS”), a leading independent proxy advisory firm, has recommended that Fund shareholders vote “FOR” the proposal to approve each Fund’s investment advisory agreement with Eaton Vance Management (the “Proposal”) on the WHITE proxy card for the joint special meeting of shareholders (the “Meeting”) to be held on January 12, 2021. ISS has recommended that Fund shareholders DO NOT VOTE the gold proxy cards solicited by Saba Capital Management, L.P., on its behalf and on behalf of certain of its affiliates.

In reports dated December 24, 2020, ISS cited the Funds’ strong relative performance versus peer funds, market price to net asset value (“NAV”) trading history and distribution rates as the basis for its recommendation. Eaton Vance Management strongly urges shareholders to follow ISS’s recommendation and the unanimous recommendation of the Funds’ Boards of Trustees by voting on the WHITE proxy card “FOR” the Proposal. All Fund shareholders of record as of the close of business on October 29, 2020 who have voting power with respect to such shares are entitled to be present and to vote at the Meeting.

Eaton Vance Corp. (“Eaton Vance”) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Calvert and Hexavest, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of October 31, 2020, Eaton Vance had consolidated assets under management of $515.7 billion. For more information, visit eatonvance.com.

Fund shares are subject to investment risk, including possible loss of principal invested. No Fund is a complete investment program, and you may lose money investing therein. An investment in a Fund may not be appropriate for all investors. Before investing, prospective investors should consider carefully a Fund’s investment objective, risks, charges and expenses.

This press release is for informational purposes only and is not intended to, and does not, constitute an offer to purchase or sell shares of a Fund. Additional information about the Funds, including performance and portfolio characteristic information, is available at www.eatonvance.com.

Statements in this press release that are not historical facts are forward-looking statements as defined by the U.S. securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors that may be beyond a Fund’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.

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